As filed with the Securities and Exchange Commission on January 31, 2008

Registration No. 333- 140428

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Evraz Claymont Steel Holdings, Inc.

(f/k/a Claymont Steel Holdings, Inc.)

(Exact name of registrant as specified in its charter)

Delaware	20-2928495
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

4001 Philadelphia Pike

Claymont, Delaware 19703

(Address of principal executive offices)

(302) 792-5400

(Registrant’s telephone number, including area code)

CLAYMONT STEEL HOLDINGS, INC.

2006 STOCK INCENTIVE PLAN

Robin A. Gantt

Chief Financial Officer

Evraz Claymont Steel Holdings, Inc.

4001 Philadelphia Pike

Claymont, Delaware 19703

(302) 792-5400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

1

TERMINATION OF REGISTRATION

The merger contemplated in that certain Agreement and Plan of Merger, dated as of December 9, 2007, among Evraz Group S.A., Titan Acquisition Sub, Inc. and the Registrant (the “Merger Agreement”) was effected on January 24, 2008. Pursuant to the terms of the Merger Agreement, the Registrant’s 2006 Stock Incentive Plan (the “Plan”) was terminated upon the effectiveness of the merger. In accordance with an undertaking made by the Registrant in its Registration Statement on Form S-8 (File No. 333-140428) (the “Registration Statement”) to remove from registration by means of a post-effective amendment any of the securities registered under the Registration Statement which remain unissued at the termination of the Plan, the Registrant hereby deregisters any and all unissued shares of the Registrant’s common stock registered under the Registration Statement.

2

SIGNATURE

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Claymont, State of Delaware on January 31, 2008.

EVRAZ CLAYMONT STEEL HOLDINGS, INC.

By:	/s/ James E. Declusin
James E. Declusin President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement is to be signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ James E. Declusin James E. Declusin	President and Chief Executive Officer; Director (principal executive officer)	January 29, 2008

/s/ Robin A. Gantt Robin A. Gantt	Chief Financial Officer and Treasurer; Director (principal financial and accounting officer)	January 29, 2008

/s/ Jennifer R. Murray Jennifer R. Murray	Director	January 29, 2008